Exhibit 99.1

TURTLE BEACH ANNOUNCES THE ACQUISITION OF NEAT MICROPHONES

Neat’s Groundbreaking Technology and Coming 2021 Product Pipeline Address the Growing
Gaming, Streaming, Podcasting, Recording, and Audio Conferencing Markets

Acquisition Accelerates Turtle Beach Growth by Adding Neat’s Accomplished Leadership Team & Innovative Product Line Focusing on Thriving $2.3 Billion Global Microphone Market

San Diego, CA – January 13, 2021 – Leading gaming accessory company Turtle Beach Corporation (Nasdaq: HEAR) today announced the acquisition of Neat Microphones. Neat creates, manufactures, and sells high-quality digital USB and analog microphones that embrace cutting-edge technology and design.  Neat’s accomplished leadership team includes the former founders of Blue Microphones, inventors of the first high-performance USB microphone, and pioneers behind other award-winning microphones that have revolutionized how professionals and consumers capture their voice, music, and more. The acquisition also enables Turtle Beach entry into the $2.3 billion global microphone market, which is experiencing rapid growth in the digital/USB accessories segment where Neat’s product innovation is focused.

“We are entering the growing global streaming and microphone market with two significant advantages – the visionary leadership and engineering expertise behind some of the most renowned mics of the past 30-plus years, and Neat’s impressive 2021 product lineup,” said Juergen Stark, CEO, Turtle Beach Corporation. “Neat is a great fit with Turtle Beach’s 45-year legacy of audio innovation and expertise, and we’re thrilled to welcome Skipper Wise, Martins Saulespurens, and the rest of the Neat Microphones team to the Turtle Beach family.”

Stark continued, “This is another significant milestone for Turtle Beach. Entering the global microphone market with Neat diversifies our product portfolio into new categories, while complimenting Turtle Beach and ROCCAT’s offerings in console and PC accessories. The total addressable market for our diversified products and brands expands from $5.1B to $7.4B with this acquisition. Turtle Beach is already well-known for the excellent mic performance in our gaming headsets, and Neat’s technology will further enhance our future industry-leading Turtle Beach and ROCCAT products. Additionally, the Neat brand expands our reach beyond gaming with a broader assortment of consumer and prosumer audio products.”

Skipper Wise, President of Neat Microphones, added, “We are absolutely thrilled to bring our team’s 100+ combined years of expertise to Turtle Beach to create groundbreaking microphone products. The market is ready for a new, high-quality, easy-to-use portfolio of digital microphones. Neat is the digitally native microphone brand that, with Turtle Beach’s extensive retail relationships and best-in-class global distribution, can bring this innovation to more people all over the world.”

Wise continued, “2020 showed all of us – family and friends, coworkers, musicians, gamers, streamers, podcasters, creators, influencers, educators and students – the importance of our voices being heard more than ever before. In 2021, Neat will launch new, updated versions of some of our most popular analog and digital microphones. We’re also currently developing the next generation of our products to meet the growing demand for high-quality, affordable microphones.”

The Neat Microphones team is comprised of the best microphone creators in the world, and between them they have launched over 60 products since originally founding Blue Microphones in 1995. Through this acquisition, Turtle Beach adds nearly 40 Neat patents and nearly 70 Neat trademark registrations to its overall portfolio. With decades of knowledge in the engineering, design, and production of microphones for studio and home, the Neat team changed the way people view, use, and value quality recording tools, and they are set to do it again in 2021 and beyond as part of Turtle Beach.

For the latest information on the Neat Microphones lineup of professional and consumer microphones, visit https://www.neatmic.com/.

For the latest information on Turtle Beach products, accessories, and stories, visit the Turtle Beach website at www.turtlebeach.com and the Turtle Beach Blog at https://blog.turtlebeach.com. Fans can also follow Turtle Beach on Facebook, Twitter, and Instagram. For more information on ROCCAT’s lineup of high-quality, German-engineered PC gaming accessories, visit https://roccat.org.

About Turtle Beach Corporation

Turtle Beach Corporation (https://corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Turtle Beach brand (www.turtlebeach.com) is known for pioneering first-to-market features and patented innovations in high-quality, comfort-driven headsets for all levels of gamer, making it a fan-favorite brand and the market leader in console gaming audio for the last decade. Turtle Beach’s ROCCAT brand (www.roccat.org) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Under the ROCCAT brand, Turtle Beach creates award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the acquisition and integration of businesses, substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the outcome of our HyperSound strategic review process, the Company’s liquidity and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

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For Press Information, Contact:
Eric Nielsen	Keith Hennessey
Step 3 PR	Sr. Dir. Int’l Communications
On behalf of Turtle Beach	Turtle Beach
+1 202.276.5357	+44 (0) 1256 678350
eric@step-3.com	keith.hennessey@turtlebeach.com

For Investor Information, Contact:
Cody Slach or Sean McGowan
Gateway Investor Relations
On behalf of Turtle Beach
HEAR@gateway.com